Exhibit 10.32

January 9, 2023

Ann McGuire
Agoura, CA 91301

Dear Annie:

We are excited to inform you that you will be promoted to Veracyte’s General Counsel and Chief People Officer.  We believe this role will contribute to both your professional growth as well as Veracyte’s success. You will continue to report to Marc Stapley, CEO. Kindly note that the Company may modify job titles and reporting relationships from time to time as it deems necessary.

The terms of this promotion are as follows:

1.    You will receive a base salary of $440,000 per year, less all applicable taxes and withholdings, paid in accordance with Veracyte’s established payroll schedule, presently semi-monthly.
2.    You will be eligible to participate in the Company’s approved Corporate Bonus Plan. Your 2023 target bonus will be 55% of eligible annual earnings. Payout is dependent on company and individual performance and is not guaranteed.
3.    These changes will become effective on January 1, 2023. Please note, during our annual focal review process which takes place January through March 2023, your salary won’t be reviewed for further changes.  You remain eligible to be considered for equity grants commensurate with the new role level and contingent upon Board approval.
Annie, we look forward to your acceptance, and if you have any questions, please feel free to contact Jennifer directly. We hope you find your new responsibilities to be compelling, and we look forward to working with you in this new capacity.

Sincerely,

/s/ Marc Stapley
Marc Stapley
Chief Executive Officer

Nothing in this Letter creates an employment relationship of definite duration or change the at-will nature of the employment relationship between you and Veracyte.

Agreed to and accepted:

Signature: _______/s/ Annie McGuire_________________________

Printed Name: ______Annie McGuire_________________________

Date: ______1/12/2023____________________________________

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